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                                                                   EXHIBIT 10.15

                   POLSKA TEIEWIZJA KABLOWA -- WARSZAWA, S.A.
                              UL. KONSTRUKORSKA 6
                            02-673 WARSZAWA, POLAND

                        EFFECTIVE AS OF JANUARY 1, 1996

  MR. ANDRZEJ MURAS
  05-126 NIEPRET
  OSIEDLE GRABINA
  UL. MODRZEWIOWA 6
  WARSZAWA

     This contract sets forth the understanding between you and PTK -Warszawa S.A. (hereinafter referred to as the "Company") with respect to your employment at the Company.

1.  TITLE/SALARY EMPLOYMENT INFORMATION.

     A. Your employment with the Company will be for a 2 year period commencing January 1, 1996.

     B. You shall hold the position of an Executive Vice President with respect to the cable systems constructed and operated by the Company and its affiliates (hereinafter referred to as the Company). Your title, duties and rights shall be set forth by the Chairman of the General Meeting of Shareholders and are subject to change at the Chairman's discretion.

     C. You shall earn a monthly salary, paid in Polish zloty equal to the USD equivalent of Seven Thousand Four Hundred Dollars ($7,400.00).

     Your salary shall be adjusted as set forth in Schedule A.

     D. In addition to your salary, you are eligible to receive a bonus of up to an equivalent of Fifty Thousand ($60,000.00) U.S. Dollars ("Bonus") . The criteria to receive a Bonus or a portion thereof is set forth on Schedule A to this contract and, for the following year, shall be established by the Chairman of the General Assembly of Shareholders by the end of the preceding year. The Bonus shall be subject to the overall performance of the Company.

     The bonus shall be paid out until the end of April of the following year after drawing up the balance sheet of the Company.

     You shall not be eligible for any Bonus if you leave voluntarily or are terminated for cause, as defined in Section II B herein, prior to the end of the period for which the Bonus is applicable.

     The location of your office shall be in Warsaw.

     E. You shall accrue vacation pursuant to the laws of the country of Poland.

     You agree that you shall either 1) utilize all vacation time accruing during that particular year (which vacation time may not be carried over to the following year) or 2) in the event that all vacation time for a certain year is not utilized, a portion of the Bonus, if any, to which you are entitled to be paid in a given year shall be first allocated to the payment of any accrued but unused vacation time earned in the previous year. You agree that such payment fulfills the Company's obligations with respect to any such accrued vacation time and you agree to release the Company from any liability arising out of or in connection with such unused vacation time.

     F. You will be provided with an automobile for your business and personal use. The conditions of such use shall be conditioned by the policies of the Company and prescribed by the President of the Company.

     G. You will be eligible for medical benefits under the Chase Enterprises Medical Plan, as amended from time to time at the discretion of Chase Enterprises.
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II.  TERM AND TERMINATION OF EMPLOYMENT.

     A. The term of this contract shall be for two (2) years commencing as of January 1, 1996. However, and except as set forth in Section II (B) and (C) below, the Company may terminate your employment upon six (6) month's written notice at any time during the term.

     B. Notwithstanding Section 11(A) above, the Company may terminate your employment at any time, without further obligation of any kind or nature, in the event that:

          (i) The Company determines in its reasonable judgment that you are engaging or have engaged in conduct or activities injurious to the reputation and/or affairs of the Company; or

          (ii) That you are convicted for activity of a criminal or illegal nature under the laws of the Country of Poland; or

          (iii) The Company determines that you have violated any substantive policies and procedures of the Company, or any substantive personnel, financial or other policies and procedures established by the Company; or

          (iv) The Company determines that you have demonstrated poor or inadequate performance and has provided you with prior written warning; or

          (v) You have violated the Conflict of Interest policy of the Company as referenced in Section V of this contract.

     Subsections (i) through (v) above shall he considered "termination for cause".

     C. Notwithstanding Section (A) above, the Company may terminate your employment, immediately upon written notice, in case of an acquisition and/or merger, resulting in a change of the ultimate ownership exercising control (direct or indirect) over the Company to other than those controlling the Company as of the effective day of this contract, in accordance with the following provisions:

          (i) In the event of termination of your employment by the Company or its legal successor and such termination is not pursuant to Section II (B) of this contract, the Company or its legal successor will pay you the amount equal to six (6) months salary to be paid by continuing your salary for a six (6) month period alter your termination.

     (ii) You acknowledge that the provisions of this Section II (C) apply only in the event of a merger or acquisition of the Company resulting in a change of entities or individuals exercising control over the Company.

     D. If the Company or its legal successor elects not to continue this contract beyond the expiration date according to the same terms and conditions as contained herein, the Company or its legal successor shall pay you an amount equal to six (6) months salary, to be paid by continuing to pay your salary over a six (6) month period following the expiration of your contract, as compensation for your role in organizing the Company and securing the permits and licenses necessary to operate in Poland. This payment shall be made so long as, during the six (6) month period following the expiration of your contract, you agree to make yourself available on an as needed basis to provide consultation, advice and services relating to the Company's organization and business.

III.  TRADE SECRETS AND CONFIDENTIAL INFORMATION; NON-COMPETITION.

     During the term of your employment, you will acquire knowledge of confidential and proprietary information regarding, among other things, the Company's present and future operations, its customers and suppliers, pricing and bidding strategies, and the methods used by the Company and its employees. Therefore, you hereby agree to the following:

     A. During your employment and after your employment ends with the Company you will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly we or disclose any Trade Secret, as defined hereinafter, that you may acquire during the term of your employment by the Company for

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so long as such information remains a Trade Secret. The term "TRADE SECRET" as used in this contract shall mean information including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers which:

          (1) derives economic value, actual or potential from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

          (2) is the subject of reasonable efforts by the Company to maintain its confidentiality.

     B. In addition to the foregoing and not in limitation thereof, you agree that, during your employment with the Company and for a period of two (2) years after your termination/separation from the Company, you will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, any Confidential or Proprietary information, as defined hereinafter, that you may have acquired (whether or not developed or compiled by you and whether or not you were authorized to have access to such Information) during the term of, in the course of or as a result of your employment by the Company. The term "Confidential or Proprietary Information" as used in this contract means any secret, confidential or proprietary information of the Company not otherwise included in the definition of "TRADE SECRET" above. The term "Confidential and Proprietary Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the client to which such information pertains.

     C. You agree that for a period of twelve (12) months after termination/separation of your employment you will not hire or attempt to hire for any purpose whatsoever (whether as an employee, consultant, adviser, independent contractor or otherwise) any employee of the Company or any affiliate thereof or any person who was an employee of the Company or any affiliate thereof at any time during the one year period prior to the termination of your employment.

     D. You agree that for a period of twelve (12) months after termination/separation of your employment you will not, directly or indirectly, for any purpose whatsoever (whether as employee, consultant, advisor, independent contractor or otherwise) engage in or solicit the same or substantially similar business conducted by the Company i.e. the establishment (including the installation and marketing) of cable television or in any area in the country of Poland where the Company and its affiliates have established or are in the process of establishing cable television construction or operations as of the date of your termination.

     You agree and acknowledge that, if a violation of any covenant contained in this Section III occurs or is threatened, such violation or threatened violation will cause irreparable injury to the Company, that the remedy at law for any such violation or threatened violation will be inadequate and that the Company shall be entitled to appropriate equitable relief.

     The covenants contained in this Section shall inure to the benefit of the Company, any successor of it and every subsidiary and affiliate.

IV.  REASONABLE RESTRICTIONS.

     You agree and acknowledge that, to the extent required by law, the covenants specified in Section III contain reasonable limitations as to time, geographical area and scope of activities to be restricted and that such covenants do not impose a greater restraint on you than is necessary to protect the good will, confidential information and other legitimate business interests of the Company.

V.  COMPANY POLICIES: CONFLICT OF INTEREST.

     You agree to execute and abide by the Company's Conflict of Interest and Integrity Policy attached to this contract as Schedule B and made a part of this contract.

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VI.  RIGHTS TO MATERIALS.

     All records, files, memorandum, reports, drawings, documents, and the like (together with all copies thereof) relating to the business of the Company, which you will use or prepare or come into contact within the course of, or as a result of, your employment shall, as between the parties hereto, remain the sole property of the Company. Upon your termination/separation from the Company you shall return all such materials to the Company and agree that you shall not thereafter cause removal of such materials from the premises of the Company.

VII.  COMPLETE AGREEMENT; RELEASE.

     A. This contract contains the entire understanding of the parties with respect to the subject matter contained herein and replaces any prior understandings, whether written or oral. This contract may not be modified or amended in any way unless in writing and signed by you and the Chairman of the General Meeting of Shareholders.

     B. This contract is in settlement of any and all prior claims you may have arising out of your employment with the Company or its predecessors up to the Effective Date. In consideration for this contract, you agree to unconditionally release the Company, its subsidiaries, divisions, affiliates and their shareholders, director, officers, employees and agents, from any and all claims, demands or causes of action of any kind or nature that may have arisen up through the date you sign acceptance of this letter, including, but not limited to any claims for wages, accrued vacation, incentives or benefits of any kind or nature; claims under local, state or country law, statutes, regulations or ordinances; any other claims based on any other local state or country law, statute or regulation in Poland; any claim based on contract, express or implied; or any claims based in tort. You acknowledge that all prior bonus or other amounts in excess of your base salary that you have received satisfy any past claims for bonus or other compensation, including payments for accrued but unused vacation.

VIII.  MISCELLANEOUS PROVISIONS.

     A. You and the Company agree that this contract and the terms and conditions of your employment shall be governed by the laws of the Country of Poland. You and the Company agree to submit to the exclusive jurisdiction of the courts of the Country of Poland for any disputes arising out of your employment or termination of this contract.

     B. If any portion of this contract is deemed invalid or unenforceable, such determination shall not effect the validity or enforceability of the remaining provisions of the Agreement.

     C. This contract shall be terminated automatically upon and coincidentally with your death, except for the rights and obligations of either party accrued up to your death.

     If you are in agreement with the provisions of this contract, please sign in the space provided below. Please retain one fully executed copy for your records.

Polska Telewizja Kablowa -- Warszawa, S.A.

By: /s/  [signature illegible]

    --------------------------------------------------
Chairman of the General Meeting of the Shareholders

Date:

     --------------------------------------------------

I, Andrzej Muras acknowledge that I have received this contract and to the terms and information contained therein.

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By /s/  ANDRZEJ MURAS

   -------------------------------------------------
        Andrzej Muras

   Date      20.05.96

       ----------------------------------------------------

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                                   SCHEDULE A

                    1996 SALARY ADJUSTMENT & BONUS CRITERIA

SALARY INCREASE/INFLATION ADJUSTMENT

     Salary to be paid in Polish zloty but determined by multiplying a constant, predetermined monthly salary denominated in USD times the average Polish zloty/USD exchange rate determined by the National Bank of Poland on the first day of the applicable month.

BONUS CRITERIA:

    FINANCIAL
      Revenues versus Budget....................................................    5.00%
      New Operating Income versus Budget........................................   15.00%
      Other Financial Attributes................................................    5.00%
                                                                                  ------
              TOTAL.............................................................   25.00%
                                                                                  ======
    MARKETING
      Overall Penetration Rate versus Budget....................................    5.00%
    Number Of Subscribers acquired versus Budget................................   10.00%
    Overall marketing effort (Tiers, etc.)......................................    5.00%
                                                                                  ------
              Total.............................................................   20.00%
                                                                                  ======
    CONSTRUCTION
      Cost per Home Passed versus Budget........................................    5.00%
      # Homes Passed Constructed versus Budget..................................   10.00%
                                                                                  ------
              TOTAL.............................................................   15.00%
                                                                                  ======
    GENERAL PERFORMANCE
      Corporate Legal Compliance -- Coop, PAR License, KRRiT Registration,
         Conduit Agreements, Legal contract summaries and management............   10.00%
      Franchise Relations/Coop Approvals........................................   10.00%
    Acquisitions & Corporate Development........................................   15.00%
    General Evaluation..........................................................    5.00%
                                                                                  ------
              TOTAL.............................................................   40.00%
                                                                                  ======
              GRAND TOTAL.......................................................  100.00%

                   CONFLICT OF INTEREST AND INTEGRITY POLICY

     A. All employees of the Company must conduct their business and personal affairs with such ethics and integrity that no conflict of interest with the Company's business, real or implied, can be construed. A conflict of interest shall be deemed to exist if an employee or an Affiliate (as defined in (F) below) of the employee has any interest (including, but not limited to equity ownership, interest arrangement, commission, gift, etc.) direct or indirect, in a client, supplier, contractor, or other principal dealing with the Company or its affiliates, and that interest is of such extent or nature that it might reasonably be perceived by management to affect or tend to affect the employee's judgment or decisions exercised on behalf of the Company.

     B. An employee or any Affiliate of the employee shall not personally or on behalf of the Company receive or be involved with any kickbacks, bribes, gratuities, reciprocal arrangements or other improper or illegal arrangements, or benefit personally from any rebates or discounts, with any other organizations and personnel conducting or soliciting, currently or prospectively, the business with the Company and its affiliates,
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     C. It is the Company's policy to comply with the Foreign Corrupt Practices
Act or any other similar law or regulation affecting the Company's business which prohibits bribes, kickbacks, or any other type of illegal and unethical business dealings. An employee of the Company shall abide by and shall not violate any such laws or regulations and agree to conduct him/herself in accordance with such laws. More specifically, an employee or any Affiliate of an employee shall not permit or be involved in any direct or indirect pay, award, commission, or other compensation to any person or organization for purposes of improperly or illegally inducing action of any kind whatsoever.

     D. Where any questionable outside business activity is contemplated, an employee must obtain prior Company approval.

     E. Any violation of this policy shall subject an employee to immediate termination for cause.

     F. For purposes of this policy, Affiliate shall include, but not be limited to, any relative by blood or by marriage or any entity in which the employee or any such relative may have any financial, voting, controlling and/or management interest.

ACKNOWLEDGEMENT & REPRESENTATION OF EMPLOYEE

     As an employee of the Company, I acknowledge that I have read and understand the Company Conflict of Interest Policy, and represent that I will abide by the terms of the Policy.

             By: /s/ Andrzej Muras                 20.05.96
-----------------------------------------------    ------------------------------
                   Andrzej Muras                   Date